Exhibit 99.1

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

April 30, 2010

INDEX OF FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	2
Statement of Assets Acquired and Liabilities Assumed at April 30, 2010	3
Notes to Statement of Assets Acquired and Liabilities Assumed	4

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of UnionBanCal Corporation:

We have audited the accompanying statement of assets acquired and liabilities assumed by Union Bank, N.A. (the “Bank”), a wholly owned subsidiary of UnionBanCal Corporation (the “Company”), pursuant to the Purchase and Assumption Agreement, dated April 30, 2010, executed by the Bank with the Federal Deposit Insurance Corporation. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such statement of assets acquired and liabilities assumed by Union Bank, N.A. pursuant to the Purchase and Assumption Agreement, dated April 30, 2010, is presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

San Francisco, California

July 16, 2010

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

April 30, 2010

(Dollars in thousands)
Assets Acquired

Cash and due from banks	$35,953
Interest bearing deposits in banks	5,000
Federal funds sold	178,395
Total cash and cash equivalents	219,348

Securities available for sale	78,587

Covered loans	1,566,888

Goodwill	10,669
Core deposit intangible	12,650
Indemnification asset	859,973
Covered other real estate owned	154,566
Other assets	23,611

Total assets acquired	$2,926,292

Liabilities Assumed

Deposits:
Noninterest bearing	$303,433
Interest bearing	2,184,304
Total deposits	2,487,737

Federal funds purchased and securities sold under repurchase agreements	1,940
Advances from Federal Home Loan Bank	383,359
Other borrowed funds	1,280
Indemnification liability	36,626
FDIC payable	9,459
Other liabilities	5,891

Total liabilities assumed	$2,926,292

See accompanying notes to this financial statement.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

April 30, 2010

Note 1 — FDIC-Assisted Acquisition of Certain Assets and Assumption of Certain Liabilities of Frontier Bank

On April 30, 2010 (Acquisition Date), Union Bank, N.A. (the Bank), a wholly-owned subsidiary of UnionBanCal Corporation (UNBC or the Company), entered into a purchase and assumption agreement (the Agreement) with the Federal Deposit Insurance Corporation (FDIC) to acquire certain assets and assume certain liabilities of Frontier Bank (Frontier), a Washington state-chartered commercial bank headquartered in Everett, Washington.

Frontier operated 50 offices in Washington and Oregon. Excluding the effects of purchase accounting adjustments, the Bank assumed $2.5 billion of the deposits of Frontier. Additionally, the Bank acquired $2.7 billion in loans, $174 million of other real estate owned (OREO) and $79 million of securities available for sale. The assets were acquired at an 11 percent discount to Frontier’s book value and the deposits were assumed without a premium.  All acquired loans and OREO, totaling approximately $2.9 billion, are covered by loss share agreements (covered assets) between the FDIC and the Bank.

The assets acquired and liabilities assumed are presented at fair value on the Acquisition Date. The fair values of the assets acquired and liabilities assumed were determined as described in Note 3 below. These fair value estimates are considered preliminary and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. In addition, the tax treatment of FDIC assisted acquisitions is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the Acquisition Date.

The Bank did not immediately acquire the banking facilities, including furniture, fixtures, and equipment, of Frontier as part of the Agreement. However, the Bank has the option to purchase these assets at fair market value from the FDIC. The term of this option expires 90 days after the Acquisition Date, unless extended by the FDIC.  As of the filing date of this Form 8-K/A, the Bank had not opted to purchase any of these assets. Currently, all such banking facilities and equipment are leased from the FDIC on a month-to-month basis.

Note 2 — Loss Share Agreement and Indemnification Asset

As part of the Agreement, the Bank and the FDIC also entered into two loss share agreements — one for single-family residential mortgage loans and one for commercial loans and other covered assets. Pursuant to the terms of these loss share agreements, the FDIC’s obligation to reimburse the Bank for losses with respect to certain loans and OREO begins with the first dollar of loss incurred. The terms of the loss share agreement with respect to all covered assets provides for the FDIC to reimburse the Bank 80 percent of covered losses, plus three months of interest on the outstanding balance of the charged-off loans. Gains and recoveries on covered assets will offset losses, or be paid to the FDIC, at the applicable loss share percentage at the time of recovery.

The following table summarizes the assets covered by the loss share agreements, the amount covered by the FDIC and the fair value:

(Dollars in thousands)	Amount Covered	Fair Value
Loans held for investment	$2,710,370	$1,566,888
OREO	173,905	154,566
Total	$2,884,275	$1,721,454

The amounts covered by the loss share agreements are the pre-acquisition book values of the underlying assets, the contractual balance of unfunded commitments that were acquired, and certain default management expenses. The loss share agreement applicable to single family residential mortgage loans provides for FDIC loss sharing and the Bank reimbursement from the FDIC, in each case as described above, for ten years. The loss share agreement applicable to commercial loans and other covered assets provides for FDIC loss sharing for five years and the Bank reimbursement of recoveries to the FDIC for eight years, in each case as described above. The agreements with the FDIC also include an “upside on loss arrangement” provision that may result in an additional payment to the FDIC by the Bank if net losses on covered assets are less than  the intrinsic loss estimates subject to certain adjustments.

The indemnification asset, which totals $860 million on the Statement of Assets Acquired and Liabilities Assumed, reflects the present value of the expected net cash reimbursement related to the loss share agreements described above.

Note 3 — Basis of Presentation

The Bank has determined that the acquisition of the net assets of Frontier constitutes a business acquisition as defined by the Financial Accounting Standards Board (FASB) Codification Topic 805:  Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their fair values as required by that topic. Fair values were determined based on the requirements of FASB Codification Topic 820:  Fair Value Measurements. In many cases, the determination of these fair values required management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The following are descriptions of the methods used to determine the fair values of significant assets and liabilities.

Cash, due from banks, interest-bearing deposits in banks and federal funds sold

The carrying amount of these assets is a reasonable estimate of fair value based on the short-term nature of these assets, which have original maturities of less than 90 days.

Securities available for sale

Fair values for securities available for sale are based on quoted market prices.

Loans

Fair values for loans were based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, risk classification, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current discount rates. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques. The discount rates used for loans are based on current market rates for new originations of comparable loans and include adjustments for liquidity concerns. The discount rate does not include a factor for credit losses as that has been included in the estimated cash flows.

Core deposit intangible

The core deposit intangible asset represents the value of a low cost source of stable funding and the relationships that Frontier had with its deposit customers. The fair value of this intangible asset was estimated based on a discounted cash flow methodology that gave appropriate consideration to expected customer attrition rates, interest cost, reserve requirements, the maintenance cost attributable to customer deposits, and alternative funding sources.

Other real estate owned

OREO is presented at the estimated present value that management expects to receive when the property is sold, net of related costs of disposal.

Indemnification asset

The indemnification asset is measured separately from the related covered assets as it is not contractually embedded in the assets and is not transferable with the assets should the Bank choose to dispose of them. Fair value was estimated using projected cash flows related to the loss share agreements based on the expected reimbursements for losses and the applicable loss share percentages. These expected reimbursements do not include reimbursable amounts related to future covered expenditures. These cash flows were discounted to reflect the uncertainty of the timing and receipt of the loss share reimbursement from the FDIC.

Indemnification liability

The indemnification liability is measured separately from the related covered assets and indemnification asset. The indemnification liability represents the amount pursuant to the loss share agreements that the Bank is expected to pay to the FDIC ten years following the Acquisition Date, subject to certain payment thresholds. The fair value of the indemnification liability was estimated using the known components of the calculation (such as the intrinsic loss estimate and asset discount) and the estimated components (such as expected loss share payments and servicing fees). The fair value of the obligation was recorded as an indemnification liability at an estimated fair value of $36.6 million on the Acquisition Date.

Deferred taxes

Deferred taxes  relate to the difference between the financial statement and tax basis of the acquired loans, the loss share indemnification asset and certain assumed liabilities. Deferred taxes are reported based upon the principles in FASB Codification Topic 740:  Income Taxes,  and are calculated based on the estimated federal and state income tax rates currently in effect for UNBC.  There were no net deferred taxes recorded as of the Acquisition Date.

Deposits

The fair values used for the demand, transaction accounts and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered to the interest rates embedded on such time deposits.

Advances from the Federal Home Loan Bank

The advances from the Federal Home Loan Bank (FHLB) were recorded at their estimated fair value of $383 million, which was derived using pricing supplied by the FHLB. Subsequent to acquisition, all of these advances were repaid.

Note 4 — Securities Available for Sale

The table below reflects the fair values of acquired securities available for sale at April 30, 2010:

(Dollars in thousands)
Securities available for sale:
U.S. Treasury	$312
Other U.S. government	46,124
Residential mortgage-backed securities - agency	30,275
State and municipal	1,876

Total securities available for sale	$78,587

The estimated fair values of securities available for sale are shown below by contractual maturity. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

(Dollars in thousands)
Due within one year	$21,680
Due after one through five years	24,954
Due after five through ten years	1,678
Due after ten years	30,275
Total securities available for sale	$78,587

Note 5 — Loans

The composition of the fair values of loans acquired at April 30, 2010 is as follows:

(Dollars in thousands)
Covered loans:
Commercial, financial and industrial	$464,365
Construction	345,690
Mortgage:
Residential	95,421
Commercial	602,218
Total mortgage	697,639

Consumer:
Installment	33,550
Revolving lines of credit	25,644
Total consumer	59,194

Total covered loans held for investment	$1,566,888

The acquired loans are referred to as “covered loans” as the Bank will be reimbursed for a substantial portion of any future losses on them under the terms of the FDIC loss share agreements. At the Acquisition Date, the estimated fair value of the acquired impaired loan portfolio of Frontier subject to the loss share agreements was $1.6 billion, which represents the expected cash flows from the portfolio. The amount by which the undiscounted expected cash flows exceed the estimated fair value (the “accretable yield”) is accreted into interest income over the life of the loans. The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is the nonaccretable difference. The nonaccretable difference represents an estimate of the credit risk in acquired loan portfolio of Frontier at the Acquisition Date.

The following table presents the fair value of loans pursuant to accounting standards for acquired impaired loans (i.e., FASB Codification Topic 310-30: Loans and Debt Securities acquired with Deteriorated Credit Quality) at April 30, 2010:

(Dollars in thousands)
Contractually-required principal and interest	$3,071,025
Nonaccretable difference	1,456,373
Cash flows expected to be collected	1,614,652
Accretable yield	205,815
Fair value of impaired loans	$1,408,837

The following table presents the  loans pursuant to accounting standards for acquired non-impaired loans (i.e., FASB Codification Topic 805: Business Combination) at April 30, 2010:

(Dollars in thousands)
Unpaid principal balance	$202,863
Fair value adjustment	(44,812)
Fair value of non-impaired loans	$158,051

The acquired loans are and will continue to be subject to the Bank’s internal credit review. As a result, if credit deterioration is noted subsequent to the Acquisition Date, such deterioration will be measured through the Bank’s loss reserving methodology and a provision for loan losses will be charged to earnings with a partially offsetting noninterest income amount reflecting the increase to the FDIC indemnification asset for covered loans.

Note 6 — Goodwill and Other Intangible Assets

The Statement of Assets Acquired and Liabilities Assumed reflects goodwill and a core deposit intangible asset totaling $10.7 million and $12.7 million, respectively, at April 30, 2010. The core deposit intangible asset will be amortized over 12 years based upon the estimated economic benefits received. Estimated future amortization expense of the core deposit intangible asset at April 30, 2010 is as follows:

(Dollars in thousands)
Estimated amortization expense for the years ending:
Remaining 2010	$885
2011	1,594
2012	1,916
2013	2,045
2014	1,719
Thereafter	4,491

Total	$12,650

The goodwill arising from the acquisition of certain assets and assumption of liabilities of Frontier from the FDIC reflects the increased market share and related synergies that are expected to arise from the transaction. The amount of goodwill is the residual difference in the fair values of the assets acquired net of the liabilities assumed and the payable to the FDIC for net assets acquired. The goodwill is deductible for income tax purposes.

The following table presents the net assets acquired and the estimated purchase accounting adjustments resulting in goodwill as of April 30, 2010:

(Dollars in thousands)
Net assets acquired per Agreement	$363,146

Purchase accounting adjustments:
Loans	(1,143,482)
Core deposit intangible	12,650
Indemnification asset	859,973
Covered OREO	(19,339)
Deposits	(4,945)
Indemnification liability	(36,626)
Other, net	(32,587)
Total purchase accounting adjustments	(364,356)
Fair value of net assets (liabilities) acquired	(1,210)
FDIC payable	(9,459)
Goodwill	$10,669

Note 7 — Deposits

The fair values of deposits assumed are composed of the following at April 30, 2010:

(Dollars in thousands)
Deposits:
Noninterest bearing	$303,433
Interest bearing:
Transaction accounts	427,447
Savings	212,598
Time deposits:
Time deposits less than $100,000	1,194,619
Time deposits of $100,000 and over	349,640
Total time deposits	1,544,259
Total interest bearing deposits	2,184,304

Total deposits	$2,487,737

At April 30, 2010, the fair values of time deposits of $100,000 and over, detailed by original contractual maturity, were as follows:

(Dollars in thousands)
Three months or less	$—
Over three months through six months	624
Over six months through twelve months	110,902
Over twelve months	238,114

Total assumed time deposits of $100,000 and over	$349,640